UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 25, 2006
Global Traffic Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51838	33-1117834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Second Avenue, 5th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)
(212) 896-1255
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into Material Definitive Agreement.
     Effective April 1, 2004, The Australia Traffic Network Pty Limited, a wholly-owned subsidiary of Global Traffic Network, Inc. (the “Company”), entered into a Traffic Report Supply Agreement with Austereo Pty Limited (“Austereo”). Under the terms of this agreement, Austereo agreed to provide the Company with radio commercial airtime inventory on ten Australian radio stations operated by Austereo in Sydney, Melbourne, Brisbane, Adelaide and Perth in exchange for providing regularly-scheduled radio traffic reports to these radio stations and cash station compensation. Although it expired on June 30, 2006, the Company continued to provide service under the terms of the agreement.
     On September 25, 2006, the Company entered into a new Traffic Report Supply Agreement with Austereo that formally renewed the prior agreement for an additional two year period on substantially the same terms and conditions. The new agreement is retroactively effective as of July 1, 2006, and therefore expires on June 30, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Traffic Network, Inc.
Date: September 28, 2006	By:	/s/ Scott E. Cody
Scott E. Cody, Chief Operating Officer and Chief Financial Officer